SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K/A

AMENDED CURRENT REPORT

Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

September 20, 2002
Date of Report (Date of earliest event reported)

CORIO, INC.
(Exact name of Registrant as specified in its charter)

Delaware
(State of other jurisdiction of incorporation)

000-31003	77-0492528
(Commission File)	(IRS Employer Identification Number)

959 Skyway Road, Suite 100
San Carlos, CA 94070

(650) 232-3000
(Address of Principal Executive Offices)

(Former name of former address, if changed since last report)

ITEM 7.    FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS

On September 27, 2002, Corio, Inc. (Corio) filed a Current Report on Form 8-K to report its acquisition of the application service provider (ASP) business of Qwest Cyber.Solutions LLC (QCS), a subsidiary of Qwest Communications International Inc. on September 20, 2002. Pursuant to Item 7 of Form 8-K, Corio indicated that it would file certain financial information under Item 7 of Form 8-K no later than the date required. This Amendment is filed to provide the required financial information and to amend the language of sections (a), (b) and (c) of Item 7.

a)	Financial Statements of Business Acquired

The required financial information of Qwest Cyber.Solutions LLC – ASP Division has been included hereto in exhibit 99.2.

b)	Pro Forma Financial Information

The pro forma financial statements included in this Amended Current Report, Form 8-K/A are as follows:

c)	Exhibits

23.1	Consent of Frank, Rimerman & Company LLP
99.1*	Press Release dated September 23, 2002 of Corio, Inc.
99.2
Audited balance sheets of Qwest Cyber.Solutions LLC (a Delaware Limited Liability Company) – ASP Division as of December 31, 2000 and 2001, and the related statements of operations, members’ equity and cash flows for the period from June 3, (Inception) through December 31, 1999 and for each of the years ended December 31, 2000 and 2001.

*	Previously filed as an Exhibit to our Current Report on Form 8-K filed with the Commission on September 27, 2002

UNAUDITED PRO FORMA COMBINED CONDENSED FINANCIAL STATEMENTS

The following unaudited pro forma combined condensed statements of operations give effect to our purchase of the assets and assumption of certain liabilities of the enterprise application service provider business of Qwest Cyber.Solutions LLC (QCS) at an assumed acquisition price of $16.3 million payable in cash as if this transaction had occurred on the first day of the earliest period presented. The actual purchase price is subject to a maximum reduction of $1.5 million if specified revenue levels are not met related to the customer contracts acquired. Accordingly, the total purchase price that we pay may be less than the amount assumed for purposes of the following unaudited pro forma combined condensed financial statements.

The unaudited pro forma combined condensed statement of operations for 2001 combines the historical results of operations of Corio, Inc. and the historical results of operations of QCS for their fiscal years ended December 31, 2001. The unaudited pro forma combined condensed statement of operations for the six months ended June 30, 2002 combines the historical results of operations of Corio, Inc. for that six-month period with the historical results of operations of QCS for that six month period. The unaudited pro forma combined condensed balance sheet as of June 30, 2002 combines the historical balance sheet of Corio, Inc. as of that date with the historical balance sheet of QCS as of that date and gives effect to the transaction described above as if that transaction had been completed as of that date.

The pro forma financial statements appearing below are based upon a number of assumptions and estimates and are subject to uncertainties, and do not purport to be indicative of the actual results of operations or financial condition that would have occurred had the transactions described above in fact occurred on the dates indicated, nor do they purport to be indicative of the results of operations or financial condition that the Company may achieve in the future.

The acquisition of QCS will be accounted for using the purchase method of accounting. The total purchase price will be allocated to the tangible and intangible assets and liabilities acquired based on their respective fair values. The allocation of the purchase price reflected in the following pro forma financial statements is preliminary and is subject to final adjustment.

UNAUDITED PRO FORMA COMBINED CONDENSED BALANCE SHEET
JUNE 30, 2002
(IN THOUSANDS)

	HISTORICAL		ADJUSTMENTS
	CORIO	QWEST CYBER.SOLUTIONS – ASP DIVISION	AMOUNT	REFERENCE	COMBINED
ASSETS
Current assets:
Cash and cash equivalents	$37,297	$—	$(16,300)	(a)	$20,997
Short-term investments	26,830	—	—		26,830
Restricted cash	7,849	—	—		7,849
Accounts receivable, net	3,971	8,727	(3,427)	(a)	9,271
Prepaid expenses and other current assets	1,218	6,213	(2,613)	(a)	4,818

Total current assets	77,165	14,940	(22,340)		69,765
Property and equipment, net	15,297	9,186	(3,086)	(a)	21,397
Related party receivable	—	1,009	(1,009)	(a)	—
Customer acquisition costs	—	3,664	(3,664)	(a)	—
Other assets	653	—	2,700	(b)	3,353

Total assets	$93,115	$28,799	$(27,399)		$94,515

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable and accrued liabilities	$14,626	$8,909	$(8,409)	(a)	$15,126
Deferred revenue	1,553	4,902	(4,002)	(a)	2,453
Current portion of notes payable	499	—	—		499
Current portion of capital lease obligations	6,451	—	—		6,451

Total current liabilities	23,129	13,811	(12,411)		24,529
Notes payable less current portion	61	—	—		61
Capital lease obligations less current portion	1,667	—	—		1,667
Related party payable	—	13,307	(13,307)	(a)	—
Impaired contracts	—	988	(988)	(a)	—
Other liabilities	1,050	—	—		1,050

Total liabilities	25,907	28,106	(26,706)		27,307

Commitments
Stockholders’ equity:
Preferred stock	—	—	—		—
Common stock	56	—	—		56
Class A membership interests	—	693	(693)	(a)	—
Additional paid-in capital	296,839	—	—		296,839
Unrealized gain on investments	159	—	—		159
Deferred stock-based compensation	(2,207)	—	—		(2,207)
Accumulated deficit	(227,639)	—	—		(227,639)

Total stockholders’ equity	67,208	693	(693)		67,208

Total liabilities and stockholders’ equity	$93,115	$28,799	$(27,399)		$94,515

See accompanying notes to unaudited pro forma combined condensed financial statements.

UNAUDITED PRO FORMA COMBINED CONDENSED STATEMENT OF OPERATIONS
FOR THE SIX MONTHS ENDED JUNE 30, 2002
(IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)

	HISTORICAL		ADJUSTMENTS
	CORIO	QWEST CYBER.SOLUTIONS – ASP DIVISION	AMOUNT	REFERENCE	COMBINED
REVENUES:
Application management services	$18,534	$22,388	$—		$40,922
Professional services and other	5,375	—	—		5,375
Related party	—	1,494	—		1,494
Reimbursable expenses	1,085	—	—		1,085

Total revenues	24,994	23,882	—		$48,876
COSTS AND EXPENSES:
Application management services	16,837	16,201	—		33,038
Professional services and other	6,273	—	—		6,273
Reimbursable expenses	1,085	—	—		1,085
Research and development	3,777	—	—		3,777
Sales and marketing	6,239	4,516	—		10,755
General and administrative	5,988	7,879	900	(b)	14,767
Amortization of stock based compensation	1,100	—	—		1,100
Related party services	—	3,393	—		3,393
Depreciation and amortization	—	8,416	—		8,416

Total operating expenses	41,299	40,405	900		82,604
Loss from operations	(16,305)	(16,523)	(900)		(33,728)
Impairment of assets	—	(30,816)	—		(30,816)
Interest and other income	1,115	—	(245)	(c)	870
Interest and other expenses	(550)	—	—		(550)

Net loss	$(15,740)	$(47,339)	$(1,145)		$(64,224)

Basic and diluted net loss per share	$(0.30)	$—			$(1.24)

Shares used in computation – basic and diluted	51,991	—			51,991

See accompanying notes to unaudited pro forma combined condensed financial statements.

UNAUDITED PRO FORMA COMBINED CONDENSED STATEMENT OF OPERATIONS
FOR THE YEAR ENDED DECEMBER 31, 2001
(IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)

	HISTORICAL		ADJUSTMENTS
	CORIO	QWEST CYBER.SOLUTIONS – ASP DIVISION	AMOUNT	REFERENCE	COMBINED
REVENUES:
Application management services	$35,712	$52,480	$—		$88,192
Professional services and other	13,868	—	—		13,868

Total revenues	49,580	52,480	—		102,060
COSTS AND EXPENSES:
Application management services	39,553	47,149	—		86,702
Professional services and other	15,524	—	—		15,524
Research and development	9,112	—	—		9,112
Sales and marketing	21,783	9,073	—		30,856
General and administrative	21,079	39,645	1,800	(b)	62,524
Amortization of stock based compensation	5,099	—	—		5,099
Restructuring and impairment charges	3,837	—	—		3,837
Amortization of intangibles	564	—	—		564
Depreciation and amortization	—	14,204	—		14,204

Total operating expenses	116,551	110,071	1,800		228,422
Loss from operations	(66,971)	(57,591)	(1,800)		(126,362)
Impairment loss	—	(8,535)	—		(8,535)
Loss on disposal of assets	—	(280)	—		(280)
Interest and other income	5,663	—	(490)	(c)	5,173
Interest and other expenses	(2,567)	—	—		(2,567)

Net loss	$(63,875)	$(66,406)	$(2,290)		$(132,571)

Basic and diluted net loss per share	$(1.27)	$—			$(2.64)

Shares used in computation – basic and diluted	50,296	—			50,296

See accompanying notes to unaudited pro forma combined condensed financial statements.

NOTES TO UNAUDITED PRO FORMA COMBINED CONDENSED FINANCIAL STATEMENTS

(a)    The pro forma adjustments assume that the Company will pay $15.0 million in cash to acquire the enterprise application service provider business of Qwest Cyber.Solutions, LLC (QCS) and will pay $1.3 million in direct acquisition costs. These pro forma adjustments also reflect the preliminary allocation of the total purchase price of $16.3 million to the acquired assets and assumed liabilities of QCS, including the elimination of QCS’ stockholders’ equity of $693,000 as of June 30, 2002.

The following table summarizes the Company’s preliminary allocation of the total purchase price of $16.3 million to the assets acquired and liabilities assumed from QCS at the date of acquisition. As the total purchase price exceeded the estimated fair values of the assets acquired and liabilities assumed, no goodwill was recorded as a result of this transaction. The allocation of the total purchase price is preliminary and subject to final adjustment.

Accounts receivable	$5,300,000
Prepaid expenses and other current assets	3,600,000
Property and equipment	6,100,000
Other assets	2,700,000
Accounts payable and accrued liabilities	(500,000)
Deferred revenue	(900,000)

Total	$16,300,000

(b)    The Company recorded an identifiable intangible asset of approximately $2.7 million for acquired customer contracts. This asset is being amortized over an estimated useful life of 18 months. The pro forma adjustments to the statements of operations reflect amortization expense of the identifiable intangible assets as if QCS had been acquired on the first day of the earliest period presented.

(c)    The interest rate earned on the Company’s cash and cash equivalents is assumed to be 3%. This rate approximates the rate earned on the Company’s cash and cash equivalents during the periods presented. These pro forma adjustments reflect a reduction to interest income related to the $16.3 million in cash paid to acquire QCS.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CORIO, INC.

December 4, 2002	By:	/s/ BRETT WHITE

Brett White Executive Vice President and Chief Financial Officer